UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3400 Douglas Blvd., Suite 285
Roseville, California 95661-3888
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(b)           Resignation of Roger Le Yu as Chief Financial Officer

Effective September 18, 2014, Roger Yu resigned as Chief Financial Officer (principal financial officer) of Solar Power, Inc. (the “Company”).

(c)           Appointment of Amy Jing Liu as Chief Financial Officer

Effective September 18, 2014, the Company appointed Amy Jing Liu, age 42, as Chief Financial Officer (principal financial officer) and Senior Vice President. Ms. Liu will serve at-will and her compensation will be approximately $150,000 per year subject to currency exchange rate adjustments, ten year options to purchase 2,000,000 shares of common stock at $1.18 per share, 50,000 restricted shares to be issued on October 28, 2014, and an aggregate of 150,000 restricted shares to be issued in three equal installment upon the Company achieving three separate business milestones. All restricted shares will be vested upon the listing of the Company’s shares on the Nasdaq or another stock exchange.

For at least the past five years, Ms. Liu’s business experience was as follows:

Since May 2009, Ms. Liu has served as an independent financial advisor advising primarily mid to late-stage high growth companies on business strategies; capital raising strategies; merger and acquisition opportunities, public offerings and investor communications for the US or Hong Kong stock markets.

From October 2007 to April 2009, Ms. Liu was the chief financial officer of Hanwha Solarone Co., Ltd. (formerly Solarfun Power Holdings) a global supplier of photovoltaic cells and photovoltaic modules and whose securities are registered with the SEC and listed on the Nasdaq Global Market.

Ms. Liu graduated from China Nuclear Industrial University with a major in Statistics and received her MBA from Columbia Southern University. Ms. Liu is a PRC Certified Accountant.

During the last fiscal year, Ms. Liu has not been a party to any transaction or any proposed transaction to which the Company is or was to be a party and in which Ms. Liu would have a direct or indirect interest. Ms. Liu has no family relationships with any director or other executive officers of the Company, or with any persons nominated or chosen by the Company to become directors or executive officers. There is no material plan, contract or arrangement (whether or not written) to which Ms. Liu is a party or in which she participates that is entered into or an material amendment in connection with the Company’s appointment of Ms. Liu, or any grant or award to Ms. Liu or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Ms. Liu.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: September 22, 2014	/s/ Min Xiahou
Min Xiahou
Chief Executive Officer

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